Exhibit 99.1
DATE: August 12, 2010
FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125
Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010
FOR IMMEDIATE RELEASE
Broadview Institute, Inc. Announces First Quarter Results
MINNEAPOLIS, MN (August 12, 2010) — Broadview Institute, Inc. (OTC Bulletin Board — BVII) today reported revenues for the first quarter ended June 30, 2010 of $5,440,260 versus $3,974,822 reported for the same period last year. Net income totaled $446,731, or $0.05 per basic and diluted common share, versus net income of $356,240, or $0.04 per basic and diluted common share, for the same period last year.
“Our revenue growth and improved bottom line reflect our increased enrollments, which is a direct result of successfully opening new branch locations,” said Terry Myhre, the Company’s Chairman. “We are scheduled to open our third branch location in Salt Lake City this October.
“In keeping with our organic growth initiative, we are also planning to open our first branch location in Idaho during January 2011,” Myhre added.

Condensed Consolidated Statements of Income Data

	Three Months Ended
	June 30,
	2010	2009

REVENUES	$5,440,260	$3,974,822

OPERATING EXPENSES
Educational services and facilities	3,539,126	2,606,661
Selling, general and administrative expenses	1,190,953	815,173

TOTAL OPERATING EXPENSES	4,730,079	3,421,834

OPERATING INCOME	710181	552,988

OTHER INCOME	8,702	5,541

INCOME BEFORE TAXES	718,883	558,529

INCOME TAX EXPENSE	272,152	202,289

NET INCOME	$446,731	$356,240

INCOME PER COMMON SHARE:
BASIC:	$0.05	$0.04

DILUTED:	$0.05	$0.04

Condensed Consolidated Balance Sheets

	June 30,	March 31,
	2010	2010

Current Assets	$7,039,453	$6,591,367
Total Assets	9,777,366	8,876,540
Current Liabilities	1,241,703	1,027,118
Total Liabilities	1,660,778	1,309,683
Stockholders’ Equity	8,116,588	7,566,857

ABOUT BROADVIEW INSTITUTE
Broadview Institute, Inc., a Minnesota corporation, offers career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc. (d/b/a Broadview University). Broadview University is accredited by the Accrediting Council for Independent Colleges and Schools to award undergraduate degrees in a variety of career-focused fields of study, and a Master of Science degree in management.
The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.
For additional information, please contact:
Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010 (phone)
kmccarthy@globeuniversity.edu
Cautionary Statements
Certain statements contained in this release, in filings made with the Securities Exchange Commission (SEC), and other written and oral statements made from time to time by the Company that are not statements of historical or current facts should be considered forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “possible,” “plan,” “project,” “should,” “will,” “forecast,” and similar words or expression. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the SEC (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Factors that could cause actual results to materially differ from those discussed in the forward looking statements include, but are not limited to, those described in “Item 1A — Risk Factors” included in the Company’s Annual Report on Form 10-K . The performance of our business and our securities may be adversely affected by these factors and by other factors common to other business and investments, or to the general economy. For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to Broadview Institute’s SEC filings, including, but not limited to, its Annual Report on Form 10-K, quarterly reports on Form 10-Q and required reports on Form 8-K, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.
All information in this release is as of August 9, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.